EX-99.b
					    Form 10-K for 1995
					       File No. 1-8610








SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 11-K
ANNUAL REPORT
_____________


Pursuant to Section 15(d) of the
Securities Exchange Act of 1934


For the fiscal year ended December 31, 1995


Commission File Number 1-8610


_____________

SBC SAVINGS AND SECURITY PLAN
_____________



SBC COMMUNICATIONS INC.

175 E. Houston, San Antonio, Texas  78205





Financial Statements, Supplemental Schedules and Exhibits

Table of Contents
							    Page


Report of Independent Auditors

Financial Statements:
	Statement of Net Assets Available for Plan Benefits as of
	December 31, 1995

	Statement of Net Assets Available for Plan Benefits as of
	December 31, 1994

	Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1995

	Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1994

	Notes to Financial Statements

Supplemental Schedules:
	Item 27a - Schedule of Assets Held for Investment Purposes

	Item 27d - Schedule of Reportable Transactions

Exhibits:
	23.b  Consent of Ernst & Young LLP









	REPORT OF INDEPENDENT AUDITORS




Benefit Plan Committee of the
	SBC Savings and Security Plan


	We have audited the accompanying statements of net assets available for plan benefits of the SBC Savings and Security Plan (the Plan) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

	Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules as of and for the year ended December 31, 1995 listed in the table of contents are presented for purposes of complying with Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




							ERNST & YOUNG LLP

San Antonio, Texas
May 31, 1996




 SBC SAVINGS AND SECURITY PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1995
 (Dollars in Thousands)
				  Employee
				    Stock         SBC                   Diversified   Interest
				  Ownership     Shares        Bond        Equity       Income        Loan
				    Plan         Fund         Fund       Portfolio      Fund         Fund         Total
 ASSETS
 Investments:
 SBC common shares:
    allocated                       $269,847     $      -    $       -    $       -    $       -    $       -     $269,847
    unallocated                      180,355            -            -            -            -            -      180,355
    other                                  -      588,472            -            -            -            -      588,472
 BZW Barclays Government/
   Corporate Bond Index Fund               -            -        3,103            -            -            -        3,103
 BZW Barclays Equity Index Fund            -            -            -       27,890            -            -       27,890
 Contracts with insurance companies
   and other financial institutions        -            -            -            -      173,663            -      173,663
 Loans to plan participants                -            -            -            -            -       48,499       48,499
 Temporary cash investments            6,085        6,742          166        1,671          406            -       15,070
     Total Investments               456,287      595,214        3,269       29,561      174,069       48,499    1,306,899

 Contributions receivable:
    Participant                            -        1,809            -          331           16            -        2,156
    Employer                           4,594            -            -            -            -            -        4,594
     Total Contributions Receivable    4,594        1,809            -          331           16            -        6,750







 SBC SAVINGS AND SECURITY PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1995
 (Dollars in Thousands)
				  Employee
				    Stock         SBC                   Diversified   Interest
				  Ownership     Shares        Bond        Equity       Income        Loan
				    Plan         Fund         Fund       Portfolio      Fund         Fund         Total
 (Continued)

 Dividends and interest receivable        30           26           17           57            3          996        1,129
 Transfers receivable from other
   funds and plans                         -            -            -          770            -        3,067        3,837
 Other                                   301            -            -            1            -            -          302
     Total Assets                    461,212      597,049        3,286       30,720      174,088       52,562    1,318,917

 LIABILITIES
 Transfers payable to other
   funds and plans                         -        1,066          210            -        2,452            -        3,728
 Payable for investments purchased         -            -           17           50          886            -          953
 Administrative expenses                  18           39            -            3           16            -           76
 Interest payable                      4,617            -            -            -            -            -        4,617
 Current portion of long-term debt    21,174            -            -            -            -            -       21,174
 Long-term debt                       86,151            -            -            -            -            -       86,151
     Total Liabilities               111,960        1,105          227           53        3,354            -      116,699

 Net Assets Available for Plan
   Benefits                         $349,252     $595,944       $3,059      $30,667     $170,734      $52,562   $1,202,218




 See Notes to Financial Statements.


 SBC SAVINGS AND SECURITY PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1994
 (Dollars in Thousands)
				   Employee
				    Stock         SBC                   Diversified   Interest
				  Ownership     Shares        Bond        Equity       Income        Loan
				    Plan         Fund         Fund       Portfolio      Fund         Fund         Total
 ASSETS
 Investments:
 SBC common shares:
    allocated                       $163,379  $         -  $         -  $         -  $         -  $         -     $163,379
    unallocated                      158,112            -            -            -            -            -      158,112
    other                                  -      398,342            -            -            -            -      398,342
 Wells Fargo Government/
   Corporate Bond Index Fund               -            -        2,156            -            -            -        2,156
 Wells Fargo Equity Index Fund             -            -            -       16,242            -            -       16,242
 Contracts with insurance companies
   and other financial institutions        -            -            -            -      158,206            -      158,206
 Loans to plan participants                -            -            -            -            -       45,745       45,745
 Temporary cash investments            5,871        5,414          120          760           18            -       12,183
     Total Investments               327,362      403,756        2,276       17,002      158,224       45,745      954,365

 Contributions receivable:
    Participant                            -          956           27          166          698            -        1,847
    Employer                           4,966            -            -            -            -            -        4,966
     Total Contributions Receivable    4,966          956           27          166          698            -        6,813







 SBC SAVINGS AND SECURITY PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1994
 (Dollars in Thousands)
				    Employee
				    Stock         SBC                   Diversified   Interest
				  Ownership     Shares        Bond        Equity       Income        Loan
				    Plan         Fund         Fund       Portfolio      Fund         Fund         Total
 (Continued)

 Dividends and interest receivable        27           22           15           43            1          275          383
 Transfers receivable from other
   funds and plans                         -            -            -            -            -        1,657        1,657
 Other                                   158            -            -            -            -            -          158
     Total Assets                    332,513      404,734        2,318       17,211      158,923       47,677      963,376

 LIABILITIES
 Transfers payable to other
   funds and plans                         -        1,053           93          114          397            -        1,657
 Payable for investments purchased         -          125           14           40            -            -          179
 Administrative expenses                  52           14            1            2            9            -           78
 Interest payable                      5,463            -            -            -            -            -        5,463
 Current portion of long-term debt    19,741            -            -            -            -            -       19,741
 Long-term debt                      107,325            -            -            -            -            -      107,325
     Total Liabilities               132,581        1,192          108          156          406            -      134,443

 Net Assets Available for Plan
   Benefits                         $199,932     $403,542       $2,210      $17,055     $158,517      $47,677     $828,933




 See Notes to Financial Statements.


 SBC SAVINGS AND SECURITY PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1995
 (Dollars in Thousands)
				   Employee
				     Stock         SBC                   Diversified   Interest
				   Ownership     Shares        Bond        Equity       Income        Loan
				     Plan         Fund         Fund       Portfolio      Fund         Fund         Total
 Net Assets Available for Plan
   Benefits, December 31, 1994       $199,932     $403,542       $2,210      $17,055     $158,517      $47,677     $828,933

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions              -       31,179          702        4,688       17,559            -       54,128
     Employer contributions            18,142            -            -            -            -            -       18,142
     Transfers of participants'
       balances - net                       -       (1,210)        (155)       2,958       (2,773)       1,361          181
   Forfeitures                             48            -            -            -            -            -           48
   Loan transfers                      19,741            -            -            -            -            -       19,741
				       37,931       29,969          547        7,646       14,786        1,361       92,240

 Investment income:
   Dividends on SBC common shares      12,931       16,381            -            -            -            -       29,312
   Other dividends                          -            -            -          598            -            -          598
   Interest                               213          306          177            -       10,148        3,924       14,768
				       13,144       16,687          177          598       10,148        3,924       44,678

 Net appreciation (depreciation) in
   value of investments               133,301      170,760          277        6,182            -            -      310,520
      Total Net Additions             184,376      217,416        1,001       14,426       24,934        5,285      447,438




 SBC SAVINGS AND SECURITY PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1995
 (Dollars in Thousands)
				   Employee
				     Stock         SBC                   Diversified   Interest
				   Ownership     Shares        Bond        Equity       Income        Loan
				     Plan         Fund         Fund       Portfolio      Fund         Fund         Total
 (Continued)

 Deductions from Net Assets:
   Administrative expenses                118          281            3           18          125            -          545
   Forfeitures                             48            -            -            -            -            -           48
   Interest expense                     9,656            -            -            -            -            -        9,656
   Loan payment - principal            19,741            -            -            -            -            -       19,741
   Distributions to participants        5,493       24,733          149          796       12,592          400       44,163
     Total Deductions                  35,056       25,014          152          814       12,717          400       74,153

 Net Assets Available for Plan
   Benefits, December 31, 1995       $349,252     $595,944       $3,059      $30,667     $170,734      $52,562   $1,202,218












 See Notes to Financial Statements.


 SBC SAVINGS AND SECURITY PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1994
 (Dollars in Thousands)
				  Employee
				    Stock       SBC               Diversified Interest   Diversified
				  Ownership   Shares      Bond      Equity     Income    Telephone    Loan
				    Plan       Fund       Fund     Portfolio    Fund     Portfolio    Fund       Total
 Net Assets Available for Plan
   Benefits, December 31, 1993     $187,323   $392,525     $1,522    $12,604   $149,416        $93    $38,764   $782,247

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions            -     29,584        772      4,111     17,845          -          -     52,312
     Employer contributions          24,274          -          -          -          -          -          -     24,274
     Transfers of participants'
       balances - net                     -       (971)        21        739     (6,137)         -      6,500        152
   Forfeitures                           78          -          -          -          -          -          -         78
   Loan transfers                    18,576          -          -          -          -          -          -     18,576
				     42,928     28,613        793      4,850     11,708          -      6,500     95,392

 Investment income:
   Dividends on SBC common shares    12,496     14,895          -          -          -          -          -     27,391
   Other dividends                        -          -          -        437          -          -          -        437
   Interest                             156        194        136          -      8,953          -      3,008     12,447
				     12,652     15,089        136        437      8,953          -      3,008     40,275

 Net appreciation (depreciation) in
   value of investments              (8,995)   (10,548)      (190)      (204)         -          -          -    (19,937)
      Total Net Additions            46,585     33,154        739      5,083     20,661          -      9,508    115,730




 SBC SAVINGS AND SECURITY PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1994
 (Dollars in Thousands)
				   Employee
				    Stock       SBC               Diversified Interest  Diversified
				  Ownership   Shares      Bond      Equity     Income    Telephone    Loan
				    Plan       Fund       Fund     Portfolio    Fund     Portfolio    Fund       Total
 (Continued)

 Deductions from Net Assets:
   Administrative expenses              221        176         10         18        109          -          -        534
   Forfeitures                           78          -          -          -          -          -          -         78
   Interest expense                  11,292          -          -          -          -          -          -     11,292
   Loan payment - principal          18,576          -          -          -          -          -          -     18,576
   Distributions to participants      3,809     21,961         41        614     11,451         93        595     38,564
     Total Deductions                33,976     22,137         51        632     11,560         93        595     69,044

 Net Assets Available for Plan
   Benefits, December 31, 1994     $199,932   $403,542     $2,210    $17,055   $158,517    $     -    $47,677   $828,933












 See Notes to Financial Statements.




SBC SAVINGS AND SECURITY PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollars in Thousands, Except per Unit Amounts)

1. Plan Description - The SBC Savings and Security Plan (Plan) was established by SBC Communications Inc. (SBC) to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The majority of eligible employees are represented by the Communications Workers of America. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

	During 1995, participants could invest their contributions in the SBC Shares Fund, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund or equally among selected funds.
Beginning in mid-1996, participants will be able to invest their contributions in these funds and two new funds in 1% increments.

	Effective January 1, 1984, distributions of Plan participant investments in the American Telephone and Telegraph Company
Shares Fund of the predecessor Bell System Savings and Security
Plan were transferred into the Diversified Telephone Portfolio
(DTP) of the Plan. No contributions could be invested in the DTP and all earnings of the DTP were invested in SBC common shares and transferred to the SBC Shares Fund. Effective December 31, 1993, the DTP was eliminated. Participants had the option to transfer their DTP account balance to one or more funds within the Plan or receive a distribution. Balances not designated for transfer or distribution by participants were transferred to the SBC Shares Fund.

	In 1989, SBC's Board of Directors authorized the establishment of a leveraged Employee Stock Ownership Plan (ESOP), which became a part of the existing Plan effective October 1, 1989. Company matching contributions are made solely in the form of shares of SBC's common stock held in the ESOP.

	The Plan prefunded the ESOP by borrowing $165.0 million through the issuance of 8.49% Guaranteed Non-Salaried Employees' ESOP
Notes due 2000, the repayment of which is guaranteed by SBC. On February 27, 1990, the Plan issued an additional $45.0 million of 9.40% Guaranteed Non-Salaried Employees' ESOP Notes due 2000, the repayment of which is also guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. Effective January 1, 1993, the interest rate on the 8.49% notes was reduced to 8.41% as a result of a change in the federal tax rate.

	To the extent insufficient shares have been released through payments on the ESOP Notes, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions.

	Bankers Trust Company is the Trustee for the Plan.

	Effective November 1994, the Plan was amended to change its name from Southwestern Bell Corporation Savings and Security Plan
(Non-Salaried Employees) to Southwestern Bell Corporation Savings and Security Plan. Effective in August 1995, the Plan was amended again to change its name from Southwestern Bell
Corporation Savings and Security Plan to SBC Savings and Security
Plan. Other amendments were made to the Plan that were effective in 1995 and 1994, including changes as a result of collective bargaining agreement negotiations. These amendments did not significantly affect the net assets of the Plan.

	Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

2. Accounting Policies - The values of investments are determined as follows: SBC common shares on the basis of the last published sales prices as reported on the composite tape of the New York
Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest which approximates fair value; BZW Barclays
(formerly Wells Fargo): Equity Index Fund and
Government/Corporate Bond Index Fund at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

	Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date.
Interest earned on investments is recognized on the accrual basis.

	As required by the American Institute of Certified Public Accountants Audit and Accounting Guide for Audits of Employee Benefit Plans, distributions payable to participants are no longer reported as a liability on the Statement of Net Assets Available for Plan Benefits. A retroactive adjustment was made in 1995 to reflect the effect of this change as of December 31, 1993. This change did not significantly affect net assets of the Plan.

	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

	Certain amounts in prior period financial statements have been reclassified to conform to the current year's presentation.

3. Participant Interest in the Plan - The interest of a participant in the ESOP fund is represented by shares. The interest of a participant in each of the other funds in the Plan, except for the Loan Fund, is represented by units (as described in the Plan text). The number of participants, number of units and value per unit for each of these funds as of December 31 were:

					     1995                               1994

				Number of   Number of  Value per    Number of   Number of  Value per
			      Participants    Units       Unit     Participants    Units      Unit
SBC Shares Fund                 28,266     55,124,445 $10.8108      28,332     54,753,062 $ 7.3702
Bond Fund                        1,214      1,917,145 $ 1.5954       1,189      1,650,853 $ 1.3388
Diversified Equity               5,726     14,278,407 $ 2.1477       5,001     10,796,929 $ 1.5796
Portfolio
Interest Income Fund            21,488     35,372,144 $ 4.8267      21,746     34,918,877 $ 4.5395



	The total number of participants in the Plan was less than the sum of the number of participants shown above because many participants were in more than one fund.

4. Investments - Investments representing 5% or more of Plan net assets at either December 31, 1995 or 1994 were:

					 1995                 1994
Employee Stock Ownership Plan

SBC common shares:

     allocated                       $   269,847         $   163,379

     unallocated                     $   180,355         $   158,112

SBC Shares Fund

SBC common shares                    $   588,472         $   398,342

Interest Income Fund

Contracts with insurance
companies and other financial
institutions:

     John Hancock                    $    46,826         $    52,198

     Prudential Insurance            $    48,811         $    41,870
     Company of America

Loan Fund

Loans to Plan Participants           $    48,499         $    45,745




	For the years ended December 31, 1995 and 1994, the average interest rates earned on investments in contracts with insurance companies and other financial institutions were 6.30% and 6.04%, respectively. At December 31, 1995, the crediting interest rates on these contracts ranged from 4.66% to 8.06% and at December 31, 1994, they ranged from 4.66% to 8.77%.

	The Plan is invested in a synthetic guaranteed investment contract with Cassie Des Depots et Consignations (CDC) whereby the Plan owns a bond held in trust and has entered into a contract with CDC which guarantees the return on the bond. At December 31, 1995, the fair value of the bond was $19,488 and the fair value of the guarantee was $1,055. The investment contract is recorded at contract value of $20,543 which approximates fair value.

5. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP (as discussed in note 1). At
December 31, 1995, the aggregate principal amounts of long-term debt scheduled for repayment for the years 1996 through 2000 were $21,174, $22,281, $23,468, $24,546 and $15,856, respectively.
The carrying amount and the estimated fair value of the ESOP
Notes as of December 31 were:


				      1995             1994

	Carrying Amount            $  107,325      $   127,066

	Fair Value                 $  116,098      $   132,222


	The fair values of the 8.41% ESOP Notes were estimated based on quoted prices and the fair values of the 9.40% ESOP Notes were estimated based on discounted future cash flows using current interest rates.

6. Tax Status - The Internal Revenue Service issued a determination letter on July 26, 1990, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. SBC has requested a determination that the Plan, as amended, continues to be qualified. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

7. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as of December 31:

					 1995         1994
Net assets available for plan
benefits per the financial         $  1,202,218    $  828,933
statements

Less: Distributions payable to            6,300         5,769
participants

Net assets available for plan
benefits per the Form 5500         $  1,195,918    $  823,164




	The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended December 31, 1995:


						    1995

Distributions to participants per the
financial statements                              $44,163

Add: Distributions payable to
participants at December 31, 1995                   6,300

Less: Distributions payable to
participants at  December 31, 1994                  5,769

Distributions to participants per the
Form 5500                                         $44,694


	Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.




SBC SAVINGS AND SECURITY PLAN
Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
December 31, 1995
(Dollars in Thousands)
					   Description of                        Current
Identity of Issue                            Investment             Cost          Value
Employee Stock Ownership Plan
* SBC common shares:
    allocated                             4,713,484 shares     $     133,713 $      269,847
    unallocated                           3,150,313 shares            87,295        180,355
* Bankers Trust Company               temporary cash investment        6,085          6,085
    Total Employee Stock
	  Ownership Plan                                             227,093        456,287

SBC Shares Fund
* SBC common shares                       10,278,992 shares          253,774        588,472
* Bankers Trust Company               temporary cash investment        6,742          6,742
    Total SBC Shares Fund                                            260,516        595,214

Bond Fund
* BZW Barclays Government/
Corporate Bond Index Fund                   25,091 units               2,978          3,103
* Bankers Trust Company               temporary cash investment          166            166
    Total Bond Fund                                                    3,144          3,269

Diversified Equity Portfolio
* BZW Barclays Equity Index Fund            194,249 units             20,649         27,890
* Bankers Trust Company               temporary cash investment        1,671          1,671
    Total Diversified Equity
	  Portfolio                                                   22,320         29,561

Interest Income Fund (a)
  The Prudential Insurance Company
    of America                             6.88 % - 8.06 %            48,811         48,811
  John Hancock                             5.00 % - 5.33 %            46,826         46,826
  Principal Mutual                              6.50%                 35,917         35,917
  Provident National Life Insurance
    Company                                6.93 % - 7.01 %            21,566         21,566
  Cassie Des Depots et Consignations            4.66%                 20,543         20,543
								     173,663        173,663
* Bankers Trust Company               temporary cash investment          406            406
    Total Interest Income Fund                                       174,069        174,069

Loan Fund
  Loans to Plan Participants              9.50 % - 10.00 %             -             48,499

    TOTAL                                                      $     687,142 $    1,306,899



*       Party-in-Interest.

(a)     Investments in this fund consist of guaranteed investment contracts with insurance companies and similar contracts with other financial institutions which provide for the payment of principal plus accrued interest and are collateralized by obligations of other organizations.  The average interest rate earned on these investment contracts during 1995 was 6.30%.


SBC SAVINGS AND SECURITY PLAN
Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
For the year ended December 31, 1995
(Dollars in Thousands)
											 Current
											  Value
											of Asset on
				  Description of           Purchase  Selling   Cost of  Transaction  Net gain
Identity of Party Involved            Assets                Price     Price     Asset      Date      or (loss)
Category (iii) transactions:

Bankers Trust Directed      Temporary Cash Investments     $122,587   $    -   $122,587  $122,587   $    -
 Account Cash Fund

Bankers Trust Directed      Temporary Cash Investments      $    -   $119,700  $119,700  $119,700   $    -
 Account Cash Fund

The Prudential Insurance   Contract with Insurance Company  $30,030   $    -    $30,030   $30,030   $    -
 Company of America

The Prudential Insurance   Contract with Insurance Company  $    -    $18,169   $18,169   $18,169   $    -
 Company of America

Principal Mutual           Contract with Insurance Company  $41,775   $    -    $41,775   $41,775   $    -


Principal Mutual           Contract with Insurance Company  $    -     $6,040    $6,040    $6,040   $    -









There were no category (i), (ii) or (iv) transactions.





	SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


					  SBC SAVINGS AND SECURITY PLAN

					  By Benefit Plan Committee





					  By    /s/ Cassandra C. Carr
						Cassandra C. Carr, Chairman

Date:  June 14, 1996

					     EX-23.b
				  Form 11-K for 1995
				     File No. 1-8610





	CONSENT OF INDEPENDENT AUDITORS


	We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-38706 and 33-54309) pertaining to the SBC Savings and Security Plan of our report dated May 31, 1996, with respect to the financial statements and supplemental schedules of the SBC Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.





			      ERNST & YOUNG LLP

San Antonio, Texas
June 12, 1996